EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS
OF
THE BUCKLE, INC.

ARTICLE I.

OFFICES

Section 1. The principal office of the Corporation in the State of Nebraska shall be located in the City of Kearney, County of Buffalo. The Corporation may have such other offices, either within or without the State of Nebraska, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 2. The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Nebraska, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II.

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held after the 15th day of March each year as year-end records are available, the audit of the financial statements is complete and proper notice may be given. The exact date each year and the time shall be fixed by the Board of Directors. The meeting shall be for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be held.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called in accordance with the procedures set forth in the Corporation’s Articles of Incorporation.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Nebraska.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, electronically or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If notice be given electronically, such notice shall be deemed to be delivered when it enters an information processing system that the recipient has designated or uses for the purposes of receiving electronic transmissions or information of the type sent and from which the recipient is able to retrieve the electronic transmission and it is in a form capable of being processed by that system. A shareholder may waive notice before or after the date and time stated in the notice, provided such waiver is in writing, signed by the shareholder entitled to vote and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 5. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. If a quorum is present or represented during a reconvened meeting, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing or transmitted electronically by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 7. Voting of Shares. Subject to the provisions of Section 9 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, (a) action on any matter other than an election for directors is approved by the shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law require a greater number of affirmative votes, and (b) in all elections for directors, directors shall be determined by a plurality of the votes cast. Shares otherwise present at a meeting but for which there is an abstention or as to which no authority or direction to vote is given or specified are not deemed to be votes cast on the matter.

Section 8. Voting of Shares by Certain Holders. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder of the corporation, the corporation may accept the vote, consent, waiver or proxy appointment and give effect to it as the act of the shareholder if: (i) the shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity; (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder; (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder; (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder; or (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

Section 9. Cumulative Voting. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

Section 10. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than three (3) nor more than fifteen (15), the exact number to be fixed by the Board of Directors or by the Shareholders. Directors shall serve for a term of one year and until their successors are elected and qualified, and need not be shareholders.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nebraska, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nebraska, as the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice of Special Meetings. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or electronically to each Director at his business address or e-mail address. If notice be given electronically, such notice shall be deemed to be delivered when it enters an information processing system that the recipient has designated or uses for the purposes of receiving electronic transmissions or information of the type sent and from which the recipient is able to retrieve the electronic transmission and it is in a form capable of being processed by that system. Any Director may waive notice before or after the date and time stated in the notice, provided such waiver is in writing, signed by the Director entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Appearance of any Director at a meeting shall constitute a waiver of notice of such meeting to such Director, except where a Director attends a meeting for the express purpose of objecting to holding the meeting or the transaction of any business at the meeting.

Section 6. Quorum. A majority of the number of Directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting without further notice.

Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, even if the Directors entitled to vote constitute fewer than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election of the Directors or by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 9. Compensation. By resolution of the Board of Directors, the Board of Directors may fix the compensation of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.     Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if each Director either (a) signs a consent describing the action to be taken and delivers it to the Corporation, or (b) electronically transmits consent via electronic transmission to a designated address, location, or system provided by the Board of Directors.

Section 11. Meetings by Conference Telephone. Members of the Board of Directors, and members of a committee of Directors may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV.

OFFICERS

Section 1. Number. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Should the Board of Directors deem it necessary to elect an officer to a new officer position, such election may be done at the next regular or special meeting of the Board of Directors.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby.

Section 4. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  The Chairman.  The Chairman, or in his or her absence the President, shall preside at all meetings of the shareholders and the Board of Directors of the Corporation. If so designated by the Board of Directors, the Chairman may be the Chief Executive Officer of the Corporation.

Section 6. The President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. If so designated by the Board of Directors, the President may be the Chief Executive Officer of the Corporation. The President shall (a) when present, and in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors, (b) perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time, and (c) sign any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. He or she may also sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation.

Section 7. The Vice President. A Vice President shall perform such duties as from time to time may be assigned to him or her by the President or by the Board of Directors. Any Vice President may (a) sign contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and (b) sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation.

Section 8. The Secretary. The Secretary shall (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep, or cause to be kept, a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9. The Assistant Secretary. In the absence of the Secretary, the Assistant Secretary shall perform the duties of the Secretary and when so acting shall have the powers of and be subject to all of the restrictions placed upon the Secretary, and shall perform such other duties as from time to time may be assigned to him or her by the Secretary or by the President or the Board of Directors.

Section 10. The Treasurer. The Treasurer may also serve as the Chief Financial Officer of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall (a) keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form; (b) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 11. The Assistant Treasurer. In the absence of the Treasurer, the Assistant Treasurer shall perform the duties of the Treasurer and when so acting shall have the powers of and be subject to all of the restrictions placed upon the Treasurer, and shall perform such other duties as from time to time may be assigned to him or her by the Treasurer or by the President or the Board of Directors.

Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Compensation Committee of the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V.

COMMITTEES

Section 1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than three nor more than seven members, one of whom shall be the President, and one of whom shall be the Chief Financial Officer. The President shall serve as Chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee appointed by the Board at any time, fill vacancies therein, and discharge any committee appointed by the Board either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

Section 2. Audit Committee. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairman. For purposes hereof, “independent” shall mean a director who meets the New York Stock Exchange definition of “independence,” as determined by the Board in its business judgment. Each member of the Company’s Audit Committee shall be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, both as the Board interprets such qualifications in its business judgment. Also, at least one member of the Audit Committee shall meet the Securities and Exchange Commission definition of an “audit committee financial expert,” as determined by the Board in its business judgment. One member may satisfy both qualifications. No member of the Company’s Audit Committee may serve on the audit committee of more than three public companies unless the Board has determined in its business judgment that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. The Audit Committee shall represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries and shall regularly report to the Board. The Audit Committee shall assist the Board with oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee shall also prepare the Audit Committee Report for inclusion in the Company’s Annual Proxy Statement. The Audit Committee shall have the authority and responsibility set forth in the Audit Committee Charter as adopted and approved by the Board of Directors from time to time.

Section 3. Compensation Committee. The Board of Directors shall appoint a Compensation Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as Chairman. For purposes hereof, “independent” shall mean a director who meets the New York Stock Exchange definition of “independence,” as determined by the Board in its business judgment. The Compensation Committee shall review and approve corporate goals and objectives relevant to Chief Executive Officer and Executive Officer compensation, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and as a committee, determine and approve the compensation of the Chief Executive Officer based on this evaluation; determine in consultation with the Chief Executive Officer, non-Chief Executive Officer compensation, incentive compensation plans and equity-based plans; and produce a compensation committee report on executive compensation as required by the SEC to be included in the Company’s Annual Proxy Statement or annual report on Form 10-K filed with the SEC. The Compensation Committee shall have the authority and responsibility as set forth in the Compensation Committee Charter as adopted and approved by the Board of Directors from time to time.

Section 4. Nominating and Corporate Governance Committee. The Board of Directors shall appoint a Nominating and Corporate Governance Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as Chairman. For purposes hereof, “independent” shall mean a director who meets the New York Stock Exchange definition of “independence,” as determined by the Board in its business judgment. The Nominating and Corporate Governance Committee shall identify qualified individuals for membership of the Company’s Board of Directors, recommend such individuals to the Board of Directors for election to the Board of Directors at the next annual meeting of the Shareholders, and act on behalf of and with the concurrence of the Board of Directors with respect to the governance responsibilities of the Board of Directors. The Nominating and Corporate Governance Committee shall have the authority and responsibility as set forth in the Nominating and Corporate Governance Committee Charter as adopted and approved by the Board of Directors from time to time.

Section 5.    Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board.

Section 6. Rules of Procedure. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, and Other Orders for the Payment of Money. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. Facsimile or electronic signatures are acceptable if countersigned by a transfer agent. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII.

INDEMNIFICATION

Section 1. Director Indemnification. Indemnification for Directors is addressed in the Corporation’s Articles of Incorporation to which reference is made.

Section 2. Officer Indemnification. The Corporation shall, and by virtue of this provision of the Bylaws is obligated to, indemnify each officer of the Corporation and advance expenses to an officer to the same extent as a Director and to the fullest extent permitted by law in accordance with Sections 21-2,110 through 21-2,119 of the Nebraska Model Business Corporation Act, for liability, as defined in Section 21-2,110 of the Nebraska Model Business Corporation Act, to any person for any action taken, or any failure to take any action, as an officer of the Corporation, except liability for (a) receipt of a financial benefit to which such officer is not entitled, (b) an intentional infliction of harm on the Corporation or the shareholders of the Corporation, or (c) an intentional violation of criminal law.  The foregoing provisions of this Section 2 or Article VIII shall be deemed to satisfy the requirements of authorization referred to in Subsection (c) of Section 21-2,113 and Subsection (c) of Section 21-2,115 of the Nebraska Model Business Corporation Act and shall be deemed to obligate the Corporation to advance funds to pay for or reimburse expenses in accordance with Section 21-2,113 of the Nebraska Model Business Corporation act to the fullest extent permitted by law.

Section 3. Employee Indemnification. The Corporation may, by action of the Board of Directors or the Executive Committee, indemnify employees of the Corporation and advance expenses to employees to the same extent as a Director and to the fullest extent permitted by law in accordance with Sections 21-2,110, 21-2,111 and 21-2,113 through 21-2,119 of the Nebraska Model Business Corporation Act, for liability, as defined in Section 21-2,110 of the Nebraska Model Business Corporation Act, to any person for any action taken, or any failure to take any action, as an employee of the Corporation, except liability for (a) receipt of a financial benefit to which such employee is not entitled, (b) an intentional infliction of harm on the Corporation or the shareholders of the Corporation, or (c) an intentional violation of criminal law.

Section 4. Agent Indemnification. The Corporation may, by action of the Board of Directors, indemnify agents of the Corporation and advance expenses to agents to the same extent as a Director and to the fullest extent permitted by law in accordance with Sections 21-2,110, 21-2,111 and 21-2,113 through 21-2,119 of the Nebraska Model Business Corporation Act, for liability, as defined in Section 21-2,110 of the Nebraska Model Business Corporation Act, to any person for any action taken, or any failure to take any action, as an agent of the Corporation, except liability for (a) receipt of a financial benefit to which such agent is not entitled, (b) an intentional infliction of harm on the Corporation or the shareholders of the Corporation, or (c) an intentional violation of criminal law.

Section 5. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person (including a person’s personal representative) who is or was a director, officer, employee or agent of the Corporation or who is or was a director, officer, partner, trustee, employee, agent, or in any other relationship or capacity whatsoever, of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan or trust or other trust, enterprise or other private or governmental entity, agency, board, commission, body or other unit whatsoever, against any expense, liability or loss, whether or not the power to indemnify such person against such expense, liability or loss is now or hereafter granted to the Corporation under the Nebraska Model Business Corporation Act. The Corporation may enter into contracts granting indemnity, to any such person whether or not in furtherance of the provisions of this Article VIII and may create trust funds, grant security interests and use other means (including, without limitation, letters of credit) to secure and ensure the payment of indemnification amounts.

Section 6. Successors and Assigns. All obligations of the Corporation to indemnify (including, but not limited to, payment, reimbursement and advances of expenses) any indemnitee: (i) shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the indemnitee, and (iii) shall continue as to any indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent (or other relationship or capacity).

ARTICLE IX.

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X.

SEAL

The Board of Directors may provide a corporate seal and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

ARTICLE XI.

AMENDMENTS

These Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

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Approved and adopted by the Board of Directors of the Corporation as of this 3rd day of April, 2018.